UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2012

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2012, IntraLinks Holdings, Inc. issued a press release announcing its financial results for the three months March 31, 2012 and providing guidance for the second fiscal quarter and full year 2012 (the “Press Release”).  A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Current Report and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On May 3, 2012, Anthony Plesner, the Company’s Chief Financial Officer and Chief Administrative Officer, advised the Company that he intends to resign from the Company when a suitable replacement is found. The Company has initiated a search for Mr. Plesner’s successor. Mr. Plesner expects to remain with the Company in the interim and to assist in the transition. Mr. Plesner’s intention to resign from his positions is due to his desire to pursue other professional opportunities and does not relate to any disagreements with the Board or management of the Company or to disagreements with respect to matters related to the operations, policies or practices of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release issued by IntraLinks Holdings, Inc. on May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2012

INTRALINKS HOLDINGS, INC.

By:	/s/ Anthony Plesner
Anthony Plesner
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by IntraLinks Holdings, Inc. on May 9, 2012.